UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18390 NE 68th Street

Redmond, Washington 98052

(Address of Principal Executive Offices) (Zip Code)

(425) 936-6847

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Employment Agreement

On July 24, 2024, the Board of Directors (the “Board”) of MicroVision, Inc. (the “Company”) approved a form of employment agreement for Sumit Sharma, the Company’s Chief Executive Officer, and Mr. Sharma entered into such agreement with the Company on the same date (the “2024 CEO Agreement”). The 2024 CEO Agreement will supersede and replace Mr. Sharma’s prior employment agreement with the Company, dated April 8, 2021.

The 2024 CEO Agreement includes the following terms and conditions: (i) Mr. Sharma’s current base salary of $530,000 will remain unchanged and may be adjusted from time to time at the discretion of the Board, (ii) Mr. Sharma will be eligible for short-term and long-term incentive compensation, including equity compensation, which will be determined at the discretion of the Board, (iii) Mr. Sharma will participate in the Company’s Key Executive Severance and Change in Control Plan at the highest benefit levels previously disclosed in the Company’s Form 8-K filed June 10, 2024, and (iv) Mr. Sharma will participate in the benefits and programs generally available to other employees of the Company, including expense reimbursement, retirement, insurance and vacation. The 2024 CEO Agreement also obligates Mr. Sharma to enter into a confidentiality and invention assignment agreement, which will subject Mr. Sharma to customary confidentiality, invention assignment, non-solicit and non-compete covenants.

Effective July 24, 2024, and pursuant to the terms of the 2024 CEO Agreement, the Board approved the following short-term and long-term incentive compensation for Mr. Sharma: (i) eligibility for a short-term incentive bonus opportunity of 100% of base salary tied to achievement of certain company financial and individual business objectives pursuant to the terms of the 2024 Executive Bonus Plan and (ii) grant of a long-term incentive equity award of 1,125,000 restricted stock units scheduled to vest at a rate of 33% annually over the ensuing three years.

For additional details on the Key Executive Severance and Change in Control Plan and the 2024 Executive Bonus Plan, please refer to the disclosure in the Company’s Form 8-K filed June 10, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham Senior Vice President, General Counsel & Secretary

Date: July 25, 2024